SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2008

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

333-114442

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The disclosure contained in Item 5.02 is incorporated herein by reference. The Company entered into an employment agreement with Ms. Wendy A. Beck in connection with her appointment as the company’s new Executive Vice President of Finance and Chief Financial Officer, effective May 19, 2008. The employment agreement has an indefinite term unless terminated by either party in accordance with the provisions of the employment agreement. The employment agreement provides that Ms. Beck will receive a base salary of $410,000. Ms. Beck will be eligible to receive an annual incentive bonus of up to 100% of her base salary under the terms and conditions of her employment agreement and the Domino’s Pizza Senior Executive Annual Incentive Plan (the “Incentive Plan”), which ties the performance bonus to achieving targeted financial goals. For fiscal 2008, Ms. Beck’s annual incentive bonus will be prorated in accordance with the terms of the Incentive Plan but her fiscal 2008 annual incentive bonus is guaranteed to be at least $150,000. In addition, Ms. Beck will receive relocation assistance from the Company.

Pursuant to the employment agreement, if Ms. Beck is terminated by Domino’s without cause, she is entitled to a severance package of her existing salary for twelve months. Ms. Beck will also receive, contingent upon approval by the Compensation Committee of the Board of Directors, a stock option grant of 250,000 shares at a grant price equal to the closing price on the day of the grant, with a five year vesting schedule, 20% per year.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) (c) On April 29, 2008, Domino’s Pizza, Inc. announced that it has appointed Ms. Wendy A. Beck, age 43, as its new Executive Vice President of Finance and Chief Financial Officer, effective as of May 19, 2008, replacing William E. Kapp, Interim Chief Financial Officer. Mr. Kapp will move from his current position as Interim Chief Financial Officer and Executive Vice President of Finance effective May 19, 2008 but will remain an employee of Domino’s.

Ms. Beck has served as Chief Financial Officer Senior Vice President and Treasurer of Whataburger Restaurants, LP since May 2004 and served as Chief Accounting Officer and Vice President of Whataburger Restaurants, LP from August 2001 through April 2004. Ms. Beck was also employed at Checkers Drive-In Restaurants, Inc. from 1993 through July 2001 and served as the Chief Financial Officer, Vice President and Treasurer from 2000 through 2001.

A copy of the press release announcing the appointment of Ms. Beck as the new Executive Vice President of Finance and Chief Financial Officer is attached hereto as Exhibit 99.1.

See disclosure under Item 1.01 above for material terms of Ms. Beck’s employment agreement and other material terms of her employment.

Item 9.01	Financial Statements and Exhibits.

(c)

1.01.	Employment Agreement dated as of April 28, 2008 between Domino’s Pizza LLC and Wendy A. Beck.
99.1	Press Release dated April 29, 2008 relating to Wendy A. Beck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)
Date: April 29, 2008

/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President and General Counsel

3